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                                                                  EXHIBIT 21.1



                          SUBSIDIARIES OF THE COMPANY *


         Ivex Packaging Corporation, a Delaware corporation, owns all of the outstanding capital stock of IPC, Inc., a Delaware corporation, which owns all of the outstanding capital stock of the following:

     1.  Packaging Products, Inc., a Delaware corporation

     2. Ivex Corporation, an Ontario corporation, which owns all of the outstanding capital stock of:

               (i) M & R Plastics Inc., a Quebec corporation, which owns all of the outstanding capital stock of:

                    (a) M&R Plastics Canada, Inc., an Ontario corporation
                    (b) 2528-5347 Quebec Inc., a Quebec corporation

     3.  Kama of Illinois Corporation, a Delaware corporation

     4.  Valley Express Lines, Inc., a Delaware corporation

     5.  Ivex Paper Mill Corporation, a Delaware corporation

     6. IPMC Holding Corporation, a Delaware corporation, which owns all of the outstanding capital stock of:

               (i)   IPMC, Inc., a Delaware corporation

     7.  Trio Products, Inc., a Delaware corporation

     8. Ivex Holdings, Ltd., a corporation organized under the laws of England and Wales, which owns all of the outstanding capital stock of:

               (i) Kama Europe Limited, a corporation organized under the laws of England and Wales

               (ii) Ivex Packaging Continental, S.A., a societe anonyme organized under the laws of France

     9. CFI Industries, Inc., a Delaware corporation, which owns all of the outstanding capital stock of:

               (i) Plastofilm Industries, Inc., a Delaware corporation, which owns all of the outstanding stock of

                    (a) Crystal Thermoplastics, Inc., a Rhode Island corporation
                    (b) Plastofilm P.R., Inc., a Puerto Rico corporation

               (ii)  CFI Recycling, Inc., a Delaware corporation

               (iii) Plastofilm Limited, a Northern Ireland corporation

     10. Ultra Pac, Inc., a Minnesota corporation

     11. Bleyer Acquisition, Inc., a Delaware corporation

     12. Ivex de Mexico, S.A. de C.V., a corporation organized under the laws of Mexico


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     * Certain of these legal entities also do business under the names of
       Ivex and Kama